UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            April 1, 2021

INTELLIGENT SYSTEMS CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58‑1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381‑2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value for the class	INS	NYSE American

Item 1.01         Entry into a Material Definitive Agreement.

On April 1, 2021, the Company and CoreCard Software, which is wholly owned by the Company, each entered into a Lease Agreement with ISC Properties, LLC (“Properties”), an entity that is solely owned and controlled by the Company’s Chairman and Chief Executive Officer, J. Leland Strange. These leases collectively cover the premises where the Company’s headquarters and primary facilities are located.  The Company previously leased these premises pursuant to a Lease Agreement dated March 31, 2015 and signed an Addendum for an additional three year term dated April 1, 2018, between the Company and Properties. Each of the leases has a five-year term beginning April 1, 2021 and ending March 31, 2026. The monthly rent under the Company lease and the CoreCard Software lease is $12,291.67 and $11,900, respectively.

Item 9.01         Financial Statements and Exhibits.

Exhibit 10.1. Lease Agreement as of April 1, 2021, among Intelligent Systems Corporation and ISC Properties, LLC.

Exhibit 10.2. Lease Agreement as of April 1, 2021, among CoreCard Software, Inc. and ISC Properties, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2021	INTELLIGENT SYSTEMS CORPORATION
(Registrant)

/s/ Matthew A. White
By:	Matthew A. White
Chief Financial Officer

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